EXHIBIT VI

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                      ------------------------------------

    THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement") made and entered into as of the 31st day of August, 1999, by and between GALILEO CORPORATION, a Delaware corporation (the "Company"), and ANC MANAGEMENT CORP. ("Optionee").

                              W I T N E S S E T H:

    WHEREAS, the Board of Directors of the Company (the "Board") adopted, with stockholder approval, the Company's 1991 Stock Option Plan (the "Plan"); and

    WHEREAS, pursuant to resolutions adopted at a meeting on July 22, 1999 (the "Award Date"), the Board has determined that Optionee is eligible to receive a non-qualified stock option pursuant to the Plan to purchase shares of common stock of the Company, $.01 par value per share ("Common Stock"), in accordance with the terms and provisions thereof and has awarded to Optionee such options on 100,000 shares of such Common Stock; and

    NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby agree as follows:

                                    SECTION 1
                                   DEFINITIONS

    1.1 Definitions. In addition to the other terms defined in this Agreement and in the Plan, the terms below shall have the following definitions:

         "Management Agreement" means that certain Management Advisory and Consulting Agreement of even date between the Company and Optionee.

         "Person" means an individual, partnership, company, limited liability company, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Terminating Transaction" means a single transaction or series of related transactions, other than a public offering of securities, pursuant to which a Person or Persons other than existing stockholders of the Company (i) acquires capital stock of the Company possessing the voting power to elect a majority of the Board, (ii) consummates a merger, amalgamation or consolidation with the Company as a result of which the stockholders of the Company who own Common Stock or other voting securities prior to such transaction(s) shall own, directly or indirectly, less than fifty percent (50%) of the voting securities of the surviving entity, or (iii) acquire all or substantially all of the assets of the Company.

         "Transfer" means, with respect to any security of the Company, any transfer, sale, gift, exchange, assignment, pledge or other disposition thereof.

                                    SECTION 2
                                 GRANT OF OPTION

    2.1 Grant of Non-Qualified Options. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to the Optionee the option (the "Option") to purchase from the Company, during the period set forth in paragraph 2.2 below, 100,000 shares of Common Stock ("Option Shares") at the price per share set forth on the signature page hereof (the "Exercise Price"), which is the fair market value of such Option Shares on the Award Date, in accordance with the terms of this Agreement. The Option is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

    2.2 Term. This Option shall commence on the date of this Agreement and shall terminate in accordance with the provisions of Sections 2.3 and 2.4.

    2.3 Vesting of Option Shares. The right to purchase the Option Shares under this Option shall vest to the Optionee as follows:

         (a) The Option shall vest as to 25,000 Option Shares as of the date of this Agreement.

         (b) The Option shall vest as to the remaining 75,000 Option Shares as to 25,000 Option Shares each on June 30, 2000, June 30, 2001 and June 30, 2002, provided that on each such vesting date the Management Agreement is in effect.

         (c) Notwithstanding clause (b) above, in the event a Terminating Transaction is consummated while the Management Agreement is still in effect (including a Terminating Transaction in which the Management Agreement is terminated by the parties in connection with such consummation), Optionee shall be deemed to have fully vested in all Option Shares immediately prior to such consummation.

    2.4. Duration of the Option. Subject to the provisions of the Plan, the Option shall be effective during the period commencing on the date of this Agreement and ending on the earliest of (i) June 30, 2009 (the "Option Term Date"), (ii) upon the effective date of termination of the Management Agreement in the event the Management Agreement is terminated by the Company for "cause" (as defined in the Management Agreement), or at the election of the Optionee,
(iii) within thirty (30) days after termination of the Management Agreement for any other reason, (iv) on the effective date of (and simultaneously with the consummation of) any Terminating Transaction, or (v) the date all Option Shares are purchased pursuant to this Agreement.

                                    SECTION 3
                               EXERCISE OF OPTION

    3.1. Exercise of Option. Subject to the provisions of the Plan, the Option shall be exercised in accordance with the following provisions:

         (a) The Option may be exercised only by written notice of exercise to the Company setting forth the number of shares of Common Stock to be issued upon exercise and signed by the Optionee and received by the Secretary or Treasurer of the Company, or other authorized representative of the Company, prior to the termination of the Option as set forth in Section 2 above, accompanied by full payment of the Exercise Price for the number of shares of Common Stock being purchased in a form permitted under the terms of the Plan. The Optionee shall be given reasonable notice of the proposed consummation of any Terminating Transaction and, in connection therewith, may make a conditional exercise of the Option, subject to the consummation of the Terminating Transaction, in which event payment of the Exercise Price shall be due simultaneously with the consummation of the Terminating Transaction.

         (b) At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee shall make adequate provision for the federal and state tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any Option Shares, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any Option Shares.

         (c) On the exercise date specified in the Optionee's notice or as soon thereafter as is reasonably practicable, the Company shall cause to be delivered to the Optionee a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Common Stock or reacquired Common Stock, as the Company may elect) upon full payment for such Option Shares. The obligation of the Company to deliver the Option Shares shall, however, be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Option Shares thereunder, the delivery of the Option Shares may be delayed in whole or in part until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Certificates evidencing any Option Shares may contain a legend in a form deemed appropriate by the Company with respect to transfer restrictions imposed by applicable securities laws and referring to the transfer restrictions under this Agreement.

                                    SECTION 4
                    RESTRICTIONS ON OPTIONS AND OPTION SHARES

    4.1. Cancellation of Options. The Board may, in its sole discretion, in cases involving a material breach of the Optionee's obligations under the Management Agreement or other serious breach of conduct by the Optionee, cancel the Option, whether or not vested, in whole or in part. Such cancellation shall be effective as of the date specified by the Board. As used herein, a serious breach of conduct shall mean: (a) the disclosure or misuse of confidential information or trade secrets in a manner causing material damage to the Company; and (b) engaging in conduct relating to the Optionee's engagement with the Company for which either material criminal or civil penalties may be sought.

    4.2 Restrictions on Transferability of Option. The Option hereunder shall be exercisable only by the Optionee or legal successor to the Optionee, and, except as otherwise approved by the Company, the Option shall not otherwise be transferable, nor shall the Option by subject to attachment, execution or other similar process. In the event of (a) any attempt by the Optionee not permitted hereunder to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

    4.3. Effect of Change in Stock Subject to the Option. In the event of certain corporate events such as stock splits, the Board has retained the right pursuant to the Plan to increase or decrease the number of Option Shares, change the kind of shares available under the Option and/or increase or decrease the Exercise Price of the Option in order to preserve the benefits or potential benefits intended to be made available under the Plan.

    4.4. Rights as a Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in
Section 4.3.

    4.5. Liquidation or Dissolution of the Company. In the event of the proposed dissolution or liquidation of the Company, each Option shall terminate prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board.

                                    SECTION 5
                                  MISCELLANEOUS

    5.1  Binding  Effect.  Except as  otherwise  provided  herein,  this  Option
Agreement shall inure to the benefit of the successors and assigns of the Company and be binding upon the Optionee and the Optionee's legal successors and permitted assigns.

    5.2 Termination or Amendment. The Board may terminate or amend the Plan (subject to the provisions of the Plan) and may amend this Option at any time, provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion thereof without the consent of the Optionee.

    5.3 Engagement of the Optionee. Nothing in this Agreement shall be construed as constituting a commitment, guaranty, agreement, or understanding of any kind or nature that the Company shall continue to engage the Optionee for consulting or other services, nor shall this Agreement affect in any way the right of the Company to terminate the engagement of the Optionee at any time and for any reason. Any change of the Optionee's duties as a consultant to the Company shall not result in a modification of the terms of this Agreement.

    5.4 Remedies.

         (a) The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have at law or in equity.

         (b) Without limitation of the foregoing, the parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or were otherwise breached, and that money damages are an inadequate remedy for breach of the Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its term or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled at law or in equity.

         (c) Except where a time period is otherwise specified, no delay on the part of any party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any right, power, privilege or remedy.

    5.5 Integrated Agreement. This Option Agreement and the Plan constitute the entire understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein and therein, and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company other than those as set forth or provided for herein and therein. To the extent contemplated herein and therein, the provisions of the Option Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.

    5.6 Applicable Law. This Option Agreement shall be governed by the laws of the State of Delaware.

    5.7 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

    5.8 Notices. Any and all notices provided for in this Agreement shall be addressed: (i) if to the Company, to the principal executive office of the Company; and (ii) if to the Optionee, to the address of the Optionee as reflected on the records of the Company. Notices shall be deemed delivered upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. and, if sent after 5:00 p.m. on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service; or (iv) the fifth (5th) day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

    5.9 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and each provision of this Agreement shall be enforced to the fullest extent permitted by law.

    5.10 Subject to Plan. The rights of the Optionee are subject to all of the terms and conditions of the Plan, the provisions of which are hereby incorporated by reference herein, and, to the extent that any conflict or inconsistency may exist between any term or provision of this Agreement and any term or provision of the Plan, the term or provision of the Plan shall control. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all terms and provisions thereof and further agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option Agreement or the Plan.

    5.11 Investment Representation. The Optionee represents and warrants that the Optionee is acquiring the Option and any shares of Common Stock issuable upon exercise thereof for the Optionee's own account as an investment and not with a view toward the sale or distribution thereof.

    5.12 No Third Party Beneficiaries. There are no third party beneficiaries of this Agreement.

    5.13 Duration. This Agreement shall be valid and continue in full force and effect until the earlier of (i) a Terminating Transaction and (ii) the Option Term Date.

    5.14 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

    5.15 Gender; Number. The use of any gender in this Agreement shall be deemed to be or include the other genders, and the use of the singular in this Agreement shall be deemed to be or include the plural (and vice versa), wherever appropriate.

    5.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      COMPANY:

                                      GALILEO CORPORATION

                                      By: /s/ Thomas J. Mathews
                                          -------------------------------------
                                          Thomas J. Mathews, Vice President/CFO


                                      OPTIONEE:

                                      ANC MANAGEMENT CORP.


                                      By: /s/ Gerhard R. Andlinger
                                          -------------------------------------
                                          Gerhard R. Andlinger, Chairman

                                      Address:  303 South Broadway Suite 229
                                                Tarrytown, NY  10591

                                      Employer ID No.: 13-3015597
                                                       ------------------------

                                      No. of Option Shares: 100,000
                                      Exercise Price per Share: $11.4375